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                                                                   EXHIBIT 4.4



                                SHOLODGE, INC.

                                     AND

                     DEUTSCHE BANK TRUST COMPANY AMERICAS
                                   TRUSTEE




                          -------------------------

                         THIRD SUPPLEMENTAL INDENTURE

                        Dated as of _________ __, 2003

            10.15% Senior Subordinated Notes due 2006, Series A-1


           Supplemental to Indenture dated as of November 15, 1996













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        THIRD SUPPLEMENTAL INDENTURE, dated as of _________ __, 2003 (the
"Third Supplemental Indenture"), to the Indenture, dated as of November 15, 1996 (the "Indenture"), between ShoLodge, Inc., a corporation duly organized under the laws of the State of Tennessee (the "Company"), having its principal office at 130 Maple Drive North, Hendersonville, Tennessee 37075, and Bankers Trust Company (n.k.a. Deutsche Bank Trust Company Americas), a New York banking corporation (the "Trustee"), having a corporate trust office at Corporate Trust and Agency Services, MS-NYC 60-2525, New York, NY 10005.

                           RECITALS OF THE COMPANY

        WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior subordinated notes (the "Notes") to be issued in one or more series as in the Indenture provided;

        WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Third Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Notes designated as its 10.15% Senior Subordinated Notes due 2006, Series A-1 in the aggregate principal amount of up to $____________, substantially in the form attached hereto as Exhibit "A" (the "Series A-1 Notes"), on the terms set forth herein;

        WHEREAS, Section 14.1 of the Indenture provides that a supplemental Indenture may be entered into by the Company and the Trustee without the consent of any holder of any Notes for such purpose provided certain conditions are met;

        WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Third Supplemental Indenture have been complied with; and

        WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

        NOW THEREFORE:

        In consideration of the premises and the purchase and acceptance of the Series A-1 Notes by the holders thereof, the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of the Series A-1 Notes, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

        1. Establishment of Series A-1 Notes under the Indenture. The Company hereby establishes the Series A-1 Notes in the form of Exhibit A hereto in an aggregate principal amount of $_____________ and on the terms set forth therein as a series of Notes under the Indenture pursuant to this Third Supplemental Indenture.

        2.     Optional Redemption by the Company. In accordance with Section
6.1 of the Indenture, the Series A-1 Notes will be subject to optional redemption by the Company as provided in the form of Series A-1 Note attached as Exhibit A hereto.



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        3.     Trustee Disclaimer.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the Series A-1 Notes, and assumes no responsibility for the recitals contained herein or therein which shall be taken as the statements of the Company.

        5. Governing Law. This Third Supplemental Indenture and the Series A-1 Notes shall be governed by the laws of the State of Tennessee as to all matters affecting the duties, liabilities, privileges, rights and obligations of the Noteholders, the Company and any agents of the foregoing, include but not limited to, matters of validity, construction, effect and performance; however, the duties and responsibilities of the Trustee shall be governed by the laws of the State of New York.


        IN WITNESS WHEREOF, SHOLODGE, INC. has caused this Third Supplemental Indenture to be signed and acknowledged by its Chairman of the Board, President or one of its Vice Presidents, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary; and Deutsche Bank Trust Company AmericaS has caused this Third Supplemental Indenture to be signed and acknowledged, and its corporate seal to be affixed hereunto, and the same to be attested; all as of the day and year first above written.


                                                SHOLODGE, INC.
Attest:
                                                By:
--------------------                               -----------------------
Secretary                                       Its:
                                                    ----------------------




[Corporate Seal]
                                                DEUTSCHE BANK
                                                TRUST COMPANY AMERICAS Attest:

                                                By:
--------------------                               -----------------------
Title:                                          Its:
                                                    ----------------------

[Corporate Seal]


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                                     Exhibit A to Third Supplemental Indenture

                           [FORM OF FACE OF NOTES]

No.                             ShoLodge, Inc.                               $

             10.15% SENIOR SUBORDINATED NOTE DUE 2006, SERIES A-1

        ShoLodge, Inc., a corporation organized and existing under the laws of the State of Tennessee (hereinafter called the "Company," which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay
to [              ], or registered assigns, the sum of [ ] Dollars on or before
September 1, 2006, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay interest (calculated on the basis of a 360-day year of twelve 30-day months) on the unpaid principal amount hereof in like coin or currency from the Interest Payment Date to which interest hereon has been paid immediately preceding the date hereof (unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date hereof) or, if no interest has been paid on this Note since the Original Issue Date hereof, as defined in the Indenture referred to on the reverse side hereof, from such Original Issue Date, at the rate of 10.15% per annum, payable quarterly on February 1, May 1, August 1 and November 1, commencing August 1, 2003, until the principal hereof shall have been paid or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the fifteenth day of the month immediately preceding such Interest Payment Date (whether or not such fifteenth day shall be a regular business day), unless the Company shall default in the payment of interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest established by notice to the registered holders of Notes given by mail to said holders as their names and addresses appear in the Note Register (as defined in the Indenture referred to on the reverse side hereof) not less than 10 days preceding such Special Record Date. The principal hereof and the interest hereon shall be payable at an office or agency of the Company maintained for that purpose in New York, New York or such other office or agency maintained for that purpose; provided, however, that the interest on this Note may be payable, at the option of the Company, by check mailed to the person entitled thereto as such person's address shall appear on the Note Register (including the records of any Note Co-Registrar).

        Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be entitled to any benefit under the Indenture referred to on the reverse side hereof, or be or become valid or obligatory for any purpose, until the authentication certificate endorsed hereon shall have been signed by Deutsche Bank Trust Company Americas, Trustee under such Indenture, or a successor trustee thereto under such Indenture.



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        IN WITNESS WHEREOF, SHOLODGE, INC. has caused this Note to be signed in its name by its Chairman of the Board, President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be affixed or printed or engraved hereon, or a facsimile thereof, and attested by its Secretary by his signature or a facsimile thereof.

Dated:                              SHOLODGE, INC.

                                    By:
                                        ------------------

                                    Title:
                                          -----------------
[CORPORATE SEAL]

Attest:

-------------------------

Title: Secretary


                [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                     TRUSTEE'S AUTHENTICATION CERTIFICATE

    This is one of the Notes described in the within-mentioned Indenture.

                     Deutsche Bank Trust Company Americas
                                  as Trustee


                            By:
                              --------------------
                              Authorized Signatory

                          [FORM OF REVERSE OF NOTE]

                                ShoLodge, Inc.

             10.15% SENIOR SUBORDINATED NOTE DUE 2006, SERIES A-1

        This Note is one of a duly authorized issue of Notes of the Company designated as its 10.15% Senior Subordinated Notes due 2006, Series A-1 (herein called the "Notes"), limited in aggregate principal amount of up to $__________ (except for Notes authenticated and delivered upon transfer of, or in exchange for or in lieu of other Notes), all issued and to be issued only in fully registered form without coupons under an Indenture dated as of November 15, 1996 and Third Supplemental Indenture dated as of __________ __, 2003 (such Indenture and Third Supplemental Indenture, together with any indenture supplemental thereto, called the "Indenture"), each duly executed and delivered by ShoLodge, Inc. to Deutsche Bank Trust Company Americas, New York, New York, Trustee (the Trustee, together with its successors




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being herein called the "Trustee"), to which Indenture (which is hereby made a part hereof and to all of which the holder by acceptance hereof assents) reference is hereby made for a description of the respective rights of and restrictions upon the Company and the holders of the Notes, and the rights, limitations of rights, duties and immunities of the Trustee in respect thereof.

        The Notes are redeemable at the option of the Company as a whole at any time, or in part from time to time, prior to maturity, on not less than 30 nor more than 60 days' notice given as provided in the Indenture, upon payment of the then applicable redemption price (expressed in percentages of the principal amount) set forth below under the heading "General Redemption Prices," together in each case with accrued and unpaid interest to the date fixed for redemption, all subject to the conditions more fully set forth in the Indenture. The General Redemption Prices (expressed in percentages of the principal amount) applicable during the 12-month period beginning December 1 in the years indicated below are as follows:

                          General Redemption Prices



                     2002.......................... 101%

                     2003 and thereafter .......... 100%

        In case of the redemption of less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee by lot or such other method as the Trustee shall deem reasonable, not more than sixty (60) days prior to the redemption date, from the outstanding Notes not previously called for redemption, which method may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of such Notes of a principal amount larger than $1,000. In the case of any partial redemption, the Trustee is obligated to notify the Company in writing of the serial numbers (and, in the case of any Note which is to be redeemed in part only, the portion of the principal amount thereof to be redeemed) of the Notes selected for redemption.

        In the event that there shall occur a Change in Control (as defined in the Indenture), the holder of this Note shall have the right, subject to certain conditions stated in the Indenture, to present it for payment prior to maturity, and the Company will redeem the same (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof, as the holder shall specify).

        To the extent permitted by, and as provided in, the Indenture, the Company may, by entering into an indenture or indentures supplemental to the Indenture, modify, alter, add to or eliminate in any manner any provisions of the Indenture, or the rights of the holders or the rights and obligations of the Company, upon the consent, as in the Indenture provided, of the holders of not less than fifty-one percent (51%) in principal amount of the Notes then outstanding. Notwithstanding the foregoing, no supplemental indenture shall, without the consent of the





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holder of each outstanding Note affected thereby, change the Stated Maturity of the principal of, or any installment of interest on any Note, or reduce the principal amount thereof or the rate of interest thereon, reduce the percentage of the aggregate principal amount of outstanding Notes the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of the Indenture, or modify any of the provisions of the Indenture relating to the foregoing, all except as provided in the Indenture.

        If an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and all interest accrued on all the Notes at any such time outstanding under the Indenture may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that such declaration and its consequence may be waived by the holders of a majority in principal amount of the Notes then outstanding.

        The Notes are issuable as registered Notes without coupons in denominations of integral multiples of $1,000. Subject to the provisions of the Indenture, the transfer of this Note is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, at the office or agency of the Company in New York, New York or at any other office or agency the Company maintains for that purpose on books of the Company to be kept for that purpose at said office, upon surrender and cancellation of this Note duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, and thereupon a new fully registered Note of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new fully registered Notes of the same series of other authorized denominations but of the same aggregate principal amount; all as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge or expense that may be imposed in relation thereto.

        Prior to due presentment for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered at any given time upon the Note Register as the absolute owner of this Note for the purpose of receiving any payment of, or on account of, the principal and interest on this Note and for all other purposes whether or not this Note be overdue; and neither the Company nor the Trustee, nor any agent of the Company or the Trustee shall be bound by any notice to the contrary.

        No recourse under any obligation, covenant or agreement contained in the Indenture or in any Note, or because of the creation of the indebtedness represented hereby, shall be had against any incorporator, any past, present or future stockholder, or any officer or director of the Company or any successor corporation, as such under any rule of law, statute or constitution.

        In any case where the date fixed for the payment of principal or interest on any of the Notes or the date fixed for redemption thereof shall not be a business day, then payment of such principal or interest need not be made on such date, but may be made on the next succeeding





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business day with the same force and effect as if made on the date fixed for such payment or redemption, and no interest shall accrue for the period from or after such date.

        All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

================================================================================

                               ASSIGNMENT FORM
        Via Hand Delivery or Registered Mail, Return Receipt Requested
                     Deutsche Bank Trust Company Americas

                             --------------------
                           New York, NY
                                         ---------

To assign this Note, fill in the form below:

I or we assign and transfer this Note to




(Insert assignee's Soc. Sec. or tax I.D. No.)

------------------------

------------------------

------------------------

------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint ________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
------------------------------------------------------------------------------



Date                            Your signature:
    ------------------------                   --------------------------------

                             ----------------------------------------

Signature(s) must be guaranteed by an eligible guarantor institution which is a member of a recognized signature program, i.e., Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP"). Sign exactly as your name appears on the Note. If the Assignment Form is executed by a person other than a registered holder, enclose appropriate evidence of your authority to effect the assignment.

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